UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 21, 2007

TOUSA, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32322	76-0460831
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4000 Hollywood Blvd., Suite 500 N, Hollywood, Florida		33021
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	954-364-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On May 21, 2007, TOUSA, Inc. (the "Company") and certain of its subsidiaries entered into an amendment (the "Amendment") to its Amended and Restated Credit Agreement dated as of January 30, 2007, with Citicorp North America, Inc., as administrative agent (the "Credit Agreement"). Pursuant to the Amendment, the lenders under the Credit Agreement consented to sale of the Company’s Dallas division and the release of liens thereon granted in connection with the Credit Agreement. On May 9, 2007, the Company entered into an agreement to sell its Dallas division for approximately $55.7 million in cash. The transaction closing is subject to customary conditions, including completion of diligence by the buyer. The proceeds from the sale of the Dallas division are required to be used to repay outstanding amounts under the Credit Agreement.

In addition, the Amendment provides, among other things, that Section 7.2(i) of the Credit Agreement shall be amended by providing that for purposes of that Section only, for the period from March 31, 2007 through July 31, 2007, Adjusted Consolidated Tangible Net Worth of the Administrative Borrower and its Restricted Subsidiaries (as defined in the Credit Agreement) shall be calculated by adding back abandonment and related impairment charges taken during such period in accordance with generally accepted accounting principles with respect to abandonment and/or termination of option rights under land bank and purchase option arrangements to which the Company or any of its Restricted Subsidiaries (as defined in the Credit Agreement) is or was a party.

The Amendment is subject to closing conditions, including the delivery of certificates by the Company. The Amendment is attached as Exhibit 99.1 hereto and this description is qualified in its entirety by reference to Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 - Consent and Amendment No. 2 To Amended and Restated Credit Agreement, dated as of May 21, 2007 among TOUSA, Inc. and each Subsidiary Borrower and the Lenders listed on the signature pages hereto, and Citicorp North America, Inc., as administrative agent.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOUSA, Inc.

May 24, 2007	By:	/s/ Stephen M. Wagman

Name: Stephen M. Wagman
Title: Executive Vice-President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Consent and Amendment No. 2 To Amended and Restated Credit Agreement, dated as of May 21, 2007 among TOUSA, Inc. and each Subsidiary Borrower and the Lenders listed on the signature pages hereto, and Citicorp North America, Inc., as administrative agent.